Exhibit 10.7

550, 333 – 11 Ave SW

Calgary, AB T2R 1L9

P. +1.403.237.7102

F. +1.403.237.7103

March 18, 2011

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

Re:	Conditional Offer (the “Conditional Offer”) dated February 8, 2011 between Valeura Energy Inc., TransAtlantic Petroleum Ltd. and TransAtlantic Worldwide Ltd.

This letter agreement will confirm the parties agreement to amend clause 5(a) and clause 11 of the Conditional Offer by deleting the references therein to “March 18, 2011” and replacing same with “April 4, 2011”.

Yours truly,

VALEURA ENERGY INC.

per: /s/ Steve Bjornson

Chief Financial Officer

Accepted and agreed to this 18th day of March, 2011.
TRANSATLANTIC PETROLEUM LTD.	TRANSATLANTIC WORLDWIDE LTD.

per: /s/ Scott C. Larsen	per:	/s/ Scott C. Larsen

Executive Vice President		Executive Vice President